UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of report; date of earliest event reported) September 21, 2007

Commission file number: 1-9117

RYERSON INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3425828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2621 West 15th Place

Chicago, Illinois 60608

(Address of principal executive offices)

(Zip Code)

(773) 762-2121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. FD Disclosure Regulation

On September 21, 2007, Rhombus Merger Corporation, a Delaware corporation, issued the press release attached hereto as Exhibit 99.1 in which it announced that it had commenced a cash tender offer and consent solicitation for any and all of the $150 million 8.250% Senior Notes due 2011 of Ryerson Inc. (“Ryerson”). The tender offer and consent solicitation are being conducted in connection with Ryerson’s previously announced Agreement and Plan of Merger, dated July 24, 2007, by and among Ryerson, Rhombus Holding Corporation and Rhombus Merger Corporation, pursuant to which Rhombus Merger Corporation will merge with and into Ryerson and Ryerson will become a wholly-owned subsidiary of Rhombus Holding Corporation. Rhombus Holding Corporation is owned by a private investment fund or funds affiliated with Platinum Equity, LLC.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. By furnishing this information, we make no admission as to the materiality of any information in this Item 7.01 of this Current Report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(a) None

(b) None

(c) None

(d) A list of exhibits is attached hereto as an Exhibit Index and is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2007	/s/ M. Louise Turilli
	By:	M. Louise Turilli
	Its:	Vice President and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 21, 2007

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